EXHIBIT 99.02

ENTERGY GULF STATES LOUISIANA, L.L.C.

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE

$375,000,000 aggregate principal amount of First Mortgage Bonds, 6.000% Series due May 1, 1018

Holders of outstanding unregistered First Mortgage Bonds, 6.000% Series due May 1, 2018 (the "Outstanding Bonds") who wish to tender their Outstanding Bonds in exchange for a like number of registered First Mortgage Bonds, 6.000% Series due May 1, 2018 (the "Exchange Bonds") whose Outstanding Bonds are not immediately available or who cannot deliver their Outstanding Bonds and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon (the "Exchange Agent") prior to 5:00 P.M., New York time, on _______________, 2008 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer" in the Prospectus.

The Exchange Agent for the Exchange Offer is
THE BANK OF NEW YORK MELLON

By Mail:

The Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
Entergy Gulf States Louisiana FMB Exchange Offer
101 Barclay Street - 7 East
New York, New York 10286
Attn: Carolle Montreuil

By Hand/Overnight Courier:

The Bank of New York Mellon Corporation

Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, New York 10286

By Facsimile:
(212) 298-1915
(For Eligible Institutions Only)

Confirm by Telephone:
(212) 815-5920

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

_______________

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

_______________

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, hereby tenders to Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Outstanding Bonds specified below pursuant to the guaranteed delivery procedures set forth under "The Exchange Offer - Procedures for Tendering - Guaranteed Delivery" in the Prospectus.

Number of Bonds: Certificate Nos. (If Available): Check this box if Bonds will be delivered by book-entry transfer: [_] Book-Entry Transfer Facility: Account No.:	Signature(s) of Holder(s): Dated: , 2008 Please Type or Print: Address: Zip Code: Daytime Area Code and Telephone No.:

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, guarantees to deliver to the Exchange Agent either certificates representing the Bonds tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Bonds into the Exchange Agent's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Bonds in the Exchange Agent's account and The Depositary Trust Company, together with an Agent's Message (as defined in the Prospectus), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm: Address: (Including Zip Code) Telephone Number: (Including Area Code)	(Authorized Signature) Title: Name: (Please type or print) Date:

NOTE: DO NOT SEND OUTSTANDING BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING BONDS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.